Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED, AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED. TRANSFER OF THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER ARE ALSO SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS SET FORTH HEREIN.

Warrant No. 2017-CS003	_____ __, 201_

DENIM.LA, INC.

STOCK PURCHASE WARRANT

Denim.LA, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, bocm3-DSTLD- Senior Debt, LLC, a Utah limited liability company, or its successors (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before the earlier of (a) the closing date of an Acquisition, (b) the consummation of an IPO, or (c) 5:00 p.m., Salt Lake City, Utah time, on the tenth (10th) anniversary of the date first set forth above (the earlier of (a), (b) or (c), the “Expiration Date”), the Warrant Stock at the Purchase Price (as hereinafter defined).

This Warrant is to be issued by the Company and grants to the Holder the right to purchase Common Stock of the Company under the terms and conditions set forth herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)           The term “IPO” shall mean the Company’s offering of its Common Stock in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of proceeds.

(b)           The term “Purchase Price” shall mean $0.16, subject to adjustment as set forth herein.

(c)           The term “Warrant Stock” shall mean __ shares of the Common Stock of the Company.

2.             Exercise of Warrant. This Warrant may be exercised in full or in part at any time or from time to time until the Expiration Date by the Holder hereof by surrender of this Warrant and the subscription form annexed hereto (duly completed and executed) by Holder, to the Company at its principal office at ____________ Attn: Chief Executive Officer (or such other principal office as is the Company’s office of record), accompanied by payment of the Purchase Price. Payment may be paid in cash, by bank or cashiers check, by electronic wire transfer of immediately available funds. On any partial exercise the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof, providing in the aggregate on the face or faces thereof for the Warrant Stock for which such Warrant or Warrants may still be exercised, and subject to all terms and conditions (including without limitation exercise limitations) set forth in this Warrant.

3.             Automatic Exercise. To the extent that there has not been an exercise by the Holder pursuant to Section1 or a conversion by the Holder pursuant to Section 14, unless Holder provides written notice to the contrary, any portion of the Warrant that remains unexercised or unconverted shall be exercised automatically in whole (not in part) upon the Expiration Date. Payment by the Holder shall be made within ten (10) days of demand by the Company.

4.             Record of Warrant Stock on Exercise. As soon as practicable after the exercise of this Warrant and delivery of the purchase price for the Warrant Stock as set forth in Section 1, above, and in any event within ten (10) days thereafter, the Company at its expense will cause the records of the Company to reflect the issuance of the Warrant Stock acquired pursuant to exercise hereunder in the name of the Holder hereof.

5.             Covenants as to Warrant Stock. The Company covenants and agrees that the Warrant Stock which may be issued upon the exercise of this Warrant will, upon issuance and payment therefore, be validly issued, fully paid and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will have authorized and reserved, free from preemptive rights, a sufficient number of its Common Stock to provide for the exercise of this Warrant. In addition, the Company agrees to provide no less than seven (7) days' prior written notice to Holder before making any dividends to holders of its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend.

6.            No Stockholder Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Notwithstanding the foregoing, from the date hereof, the Company shall grant the Holder the rights granted to Major Investors under Section 3 and 4 of the Amended and Restated Investors’ Rights Agreement, dated as of [__________], 2016, between the Company and holders of its Preferred Stock (“Investors’ Rights Agreement”); provided, however, that Holder shall not have the rights granted to Fully Exercising Investors (as defined in the Investors’ Rights Agreement).

7.             Restrictions on Transfer.

(a)           Neither this Warrant nor any of the Warrant Stock issuable upon the exercise of all or any portion of this Warrant may be transferred except in accordance with, and subject to, the provisions of this Warrant.

(b)           Neither this Warrant nor any Warrant Stock issuable upon exercise of all or any portion of this Warrant may be transferred or assigned by the Holder hereof in whole or in part, unless (i) the transferor provides, at the Company’s request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Securities Act and the securities law applicable with respect to any other applicable jurisdiction, and (ii) the transferee agrees in writing (in a form satisfactory to the Company) that such transferee shall receive and hold this Warrant and the Warrant Stock subject to the terms and conditions set forth herein.

(c)           The Holder acknowledges that this Warrant and the securities issuable upon exercise of the Warrant have not been registered under the Securities Act, or applicable state securities laws and may not be transferred or otherwise disposed of unless it has been registered under that Act and is in compliance with applicable state securities laws or an exemption from registration is available. Any securities issuable upon conversion of the Warrant shall be imprinted with an appropriate legend relating to the transfer restrictions applicable to such securities.

8.             Transfer of Warrant. Subject to the provisions of Section 7 above, any transfers of this Warrant and any rights hereunder shall be effectuated at the office of the Company referred to in Section 1, upon surrender of this Warrant properly endorsed and upon registration of such transfer with the Company. The Company shall treat the registered Holder hereof as the owner hereof for all purposes.

9.             Adjustments. The number of shares of Common Stock issuable hereunder and the Purchase Price shall be subject to adjustments from time to time in accordance with the following provisions:

(a)           In the event the Company at any time after the issuance of this Warrant subdivides its outstanding shares of Common Stock or issues a stock dividend with respect to its Common Stock, the Purchase Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased and the number of shares of Common Stock issuable hereunder proportionately increased and in the event the Company at any time combines the outstanding shares of its Common Stock, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock issuable hereunder proportionately decreased, effective at the close of such subdivision, dividend or combination, as the case may be.

(b)           Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than Common Stock, the Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property the Holder would have received for the securities issuable upon exercise of this Warrant if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9 including, without limitation, adjustments to the Purchase Price and to the number of shares of Warrant Stock issuable upon exercise of the new Warrant. The provisions of this Section 9(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c)          The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 9 and in taking all such action as may be necessary or appropriate to protect the Holder's rights under this Section 9 against impairment. If the Company takes any action affecting the Warrant Stock other than as described above that adversely affects Holder's rights under this Warrant, the Purchase Price shall be adjusted downward.

(d)           Upon any adjustment of the Purchase Price and any increase or decrease in the number of shares of Common Stock issuable upon the exercise of this Warrant, then, and in each such case, the Company, as promptly as practicable thereafter, shall give written notice thereof to the Holder of this Warrant which notice shall state the Purchase Price as adjusted and the increased or decreased number of shares issuable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

(e)           No fractional shares shall be issuable upon exercise of this Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

10.           Observation Rights. Holder will be permitted to send one representative to all meetings of Company’s Board of Directors. The Company shall provide Holder a schedule of at least four meetings of the Board of Directors of the Company during each calendar year.

11.           Acquisition. The Company shall provide Holder with written notice of an Acquisition (as defined below) (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (1) the sale, lease, exclusive license, or other disposition of all or a majority of the assets of the Company (other than a transfer or lease by pledge or mortgage to a bona fide lender); (2) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in each case in which the members of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (3) any sale or other transfer by the members of the Company of stock representing at least a majority of the Company’s then-total outstanding combined voting power.

12.           Dissolution. Upon any proposed distribution of the assets of the Company in dissolution or liquidation, the Company shall mail notice of such distribution to Holder and shall make no distribution to its members until the expiration of thirty (30) days from the date of mailing of such notice. Upon receipt of such notice, Holder may exercise the Warrants at any time prior to the expiration of such 30-day period and thereafter receive, in its capacity as a holder of Common Stock of the Company, any distributions made to holders of the Common Stock of the Company, if any, in connection with such dissolution or liquidation.

13.           Exchange of Warrant. This Warrant is exchangeable upon the surrender hereof by the Holder at the office or agency of the Company designated in Section 1 hereof, for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the Warrant Stock which may be subscribed for and purchased hereunder, each of such new Warrant to represent the right to subscribe for and purchase the Warrant Stock as shall be designated by the Holder hereof at the time of such surrender.

14.           Conversion. In lieu of exercising this Warrant or any portion hereof, the Holder shall have the right to convert this Warrant or any portion hereof into Warrant Stock, by executing and delivering to the Company at its principal office the written Notice of Conversion annexed hereto, specifying the portion of the Warrant to be converted, and accompanied by this Warrant. The number of shares of Warrant Stock to be issued to Holder upon such conversion shall be computed using the following formula:

X = (P)(Y)(A-B)/A

Where X = the number of shares of Warrant Stock to be issued to the Holder for the portion of the Warrant being converted.

P = the portion of the Warrant being converted expressed as a decimal fraction.

Y = the total number of shares of Warranty Stock issuable upon exercise of the Warrant in full.

A = the fair market value of one share of Warrant Stock which shall mean (i) the fair market value of the Company’s stock issuable upon conversion of such share as of the last business day immediately prior to the date the notice of conversion is received by the Company, as determined in good faith by the Company’s Board of Directors, or (ii) if this Warrant is being converted in conjunction with a public offering of stock the price to the public per share pursuant to the offering.

B = the Purchase Price on the date of conversion.

Any portion of this Warrant that is converted shall be immediately cancelled. This Warrant or any portion hereof shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such conversion shall be treated for all purposes as a holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such conversion. If the Warrant shall be converted for less than the total number of shares of Warrant Stock then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

15.           Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

16.           Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. BORROWER AND THE LENDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. Each party hereto hereby irrevocably submits and consents to the exclusive jurisdiction of the state and federal courts located in the County of Salt Lake, State of Utah and waives any objection it may now or hereafter have to venue or to convenience of forum with respect to any matter arising out of this Warrant. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions.

17.           Miscellaneous. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant. Any notice or other communications from the Company to the Holder of this Warrant may be delivered personally, mailed by United States mail, by facsimile or by electronic mail, in each case to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing, and shall be deemed given upon deposit in the United States mail or in the case of other methods of delivery, immediately upon sending by the Company.

18.           No Effect on Lending Relationships. Notwithstanding any contrary provision of this Warrant, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of Holder, any of its affiliates, funding or financing sources or any other lenders in their capacities as lenders to the Company or any of its subsidiaries pursuant to any agreement under which the Company or any of its subsidiaries has or from time to time will have borrowed money. Without limiting the generality of the foregoing, no Holder that is a lender to or creditor of the Company or any of its subsidiaries, in exercising its rights as a lender or other creditor, including making its decision on whether to foreclose on any collateral security, shall have any duty to consider (i) its status as a direct or indirect equityholder of the Company or any of its subsidiaries, (ii) the interests of the Company or any of its subsidiaries or (iii) any duty it may have to any other direct or indirect equityholder of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally. Subject to the other provisions of this Warrant, this Warrant and the Warrant Stock shall be transferable by the Holder without regard to whether the transferee is a lender to the Company.

19.           Representations and Warranties of Holder. By acceptance of this Warrant, the Holder hereby represents to the Company as follows:

(a)        This Warrant will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Warrant, the Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Warrant or the Warrant Stock.

(b)        The Holder understands that this Warrant at the time of issuance may not be registered under the Securities Act, and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(a)(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the Holder’s representations set forth herein.

(c)        The Holder (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and substantial risks of such Holder’s prospective investment in the Securities; (ii) has the ability to bear the economic risks (including the risk of a total loss) of such Holder’s prospective investment in the Securities; (iii) has not been offered the Securities by any form of “general solicitation” or “general advertising” within the meaning of Regulation D promulgated under the Securities Act; and (iv) is an “accredited investor” within the meaning of Regulation D. The Holder represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(d)        The Holder acknowledges that this Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in transactions directly with a “market makers” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

20.           Standoff Agreement. Holder hereby agrees that Holder will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed (x) one hundred eighty (180) days in the case of the Company’s initial public offering, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), or (y) ninety (90) days in the case of any registration other than the Company’s initial public offering, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors and holders of more than five percent (5%) of the outstanding Common Stock (after giving effect to the conversion into Common Stock of all then-outstanding Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third- party beneficiaries of this Section 20 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 20 or that are necessary to give further effect thereto. In order to enforce the covenant under this Section 20, the Company may impose stop-transfer instructions with respect to the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock of Holder (and the shares or securities of each transferee and assignee thereof and every other person subject to the foregoing restriction) until the end of such period.

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued as of the date first written above.

Denim.LA, Inc.

By:
Name:
Title:

Acknowledged and Accepted:

bocm3-DSTLD-Senior Debt, LLC

By:
Name:
Its:

Address:_____________________________

_____________________________

_____________________________

Facsimile:_____________________

Email Address:_____________________

[Signature Page to Warrant]

FORM OF SUBSCRIPTION

(To be signed only on exercise of Warrant)

TO DENIM.LA, INC.:

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _____ shares of ____________ Common Stock in Denim.LA, Inc. (the “Company”) and herewith makes payment of $_____________ therefor in cash.

In exercising the Warrant, the undersigned hereby represents and warrants to the Company as follows:

(a)           The securities to be received upon the exercise of the Warrant (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Form of Subscription, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

(b)           The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(a)(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c)           This Securities issuable upon exercise of the Warrant may not be transferred or assigned by the Holder hereof in whole or in part, other than in compliance with the terms and conditions of the Warrant.

(d)           The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Form of Subscription, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and substantial risks of the undersigned’s investment contemplated by this Form of Subscription; (ii) has the ability to bear the economic risks (including the risk of a total loss) of the investment; (iii) has not been offered the Securities by any form of “general solicitation” or “general advertising” within the meaning of Regulation D promulgated under the Securities Act; and (iv) is an “accredited investor” within the meaning of Regulation D. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(e)           The undersigned acknowledges that the Securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in transactions directly with a “market makers” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

NOTICE OF CONVERSION

TO: DENIM.LA, INC.

1.	The undersigned hereby elects to acquire shares of Common stock of Denim.LA, Inc. pursuant to the terms of the attached Warranty, by conversion of ____ percent (__%) of the Warrant.

2.	Please issue a certificate representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

Dated:

By:
Name:
Title: